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                                                         EXHIBIT 99.1

DOW JONES & COMPANY, INC.

                                                       December 6, 2000


Based on the figures below, reflecting softening in the demand for advertising, and the continuation of these trends in December, Dow Jones now expects that its fourth quarter earnings before special items will be in the range of 83-86 cents per share.

                           - Dow Jones & Company


Dow Jones & Company 2000 Advertising Linage Percentage Changes from 1999

                                       November              Year-To-Date
                                    Actual  Per Issue      Actual  Per Issue
                                    ------  ---------      ------  ---------
THE WALL STREET JOURNAL

General                             (10.9%)                 24.5%
Financial                           (16.2%)                  8.6%
Classified & Other                   (5.9%)                 13.1%
                                    ------     ------      ------     ------
Total                               (11.9%)    (11.9%)      18.7%      17.7%

THE WALL STREET JOURNAL EUROPE       (4.2%)     (4.2%)      17.3%      17.3%

THE ASIAN WALL STREET JOURNAL         6.7%       6.7%       28.0%      27.0%

OTTAWAY NEWSPAPERS, INC.
(excludes preprints)
Daily                                 2.0%                   4.4%
Non-daily                            17.9%                   1.6%
                                    ------                 ------
Total                                 4.2%                   4.0%

BARRON'S
Nat'l Advertising Pages             (23.1%)     (3.8%)      14.4%      14.4%


                                     2000       1999        2000       1999
                                     ----       ----        ----       ----
Number of Issues:

THE WALL STREET JOURNAL                21         21         234        232

THE WALL STREET JOURNAL EUROPE         22         22         233        233

THE ASIAN WALL STREET JOURNAL          22         22         236        234

BARRON'S                                4          5          48         48

Media Contact:    Richard Tofel   (212) 416-2951
Investor Contact: Jerry Leshne    (212) 416-2687